Exhibit 21

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

SUBSIDIARIES OF THE COMPANY

American Safety Insurance Holdings, Ltd. — Bermuda

American Safety Assurance, Ltd. — Bermuda

American Safety Reinsurance Ltd. — Bermuda

American Safety Holdings Corp. — Georgia

American Safety UK Limited — UK

American Safety Casualty Insurance Company — Oklahoma

American Safety Indemnity Company — Oklahoma

Harbour Consulting, Ltd. — Bermuda

American Safety Insurance Services, Inc. — Georgia

American Safety Claims Services, Inc. — Georgia

American Safety Administrative Services, Inc. — Georgia

Sureco Bond Services, Inc. — Georgia

American Safety Financial Corp. — Georgia

American Safety Purchasing Group, Inc. — Georgia

LTC Risk Management, LLC — Ohio

American Safety Capital Trust — Georgia

American Safety Capital Trust II — Georgia

American Safety Capital Trust III — Georgia

American Safety Risk Retention Group, Inc. (non-subsidiary risk retention group affiliate) — Vermont

American Safety Assurance (VT), Inc. — Vermont

Agency Bonding Company — Oklahoma

Victore Enterprises, Inc.— Oklahoma